SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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         Date of Report (Date of earliest event reported): May 25, 2004


                                  CHATTEM, INC.
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             (Exact name of registrant as specified in its charter)


       Tennessee                      0-5905                    62-0156300
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(State of incorporation)         (Commission File No.)         (IRS Employer
                                                            Identification No.)



               1715 West 38th Street, Chattanooga, Tennessee 37409
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          (Address of principal executive offices, including zip code)



                                 (423) 821-4571
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              (Registrant's telephone number, including area code)


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Item 9.  Regulation FD Disclosure.

     Chattem, Inc. (the "Company"), a marketer and manufacturer of branded consumer products, announced today at the SunTrust Robinson Humphrey Institutional Investors Conference in Atlanta, Georgia that, based upon preliminary results, it currently expects earnings per share for its fiscal second quarter ending May 31, 2004, prior to refinancing charges, to exceed the Company's earlier guidance of $.42-.44. The Company also expects its fiscal second quarter total revenues will exceed prior guidance of $64-66 million.

     Chattem cited stronger than expected sell-in of its product line extensions and continuing strength from its Icy Hot(R), Selsun Blue(R) and Gold Bond(R) lines as reasons for the better-than-expected results.

     Chattem expects to release its complete fiscal second quarter 2004 financial results after the market closes on Thursday, June 17, 2004.

     Statements in this Current Report on Form 8-K which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those expressed or projected.


     The information in this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


May 25, 2004                                         CHATTEM, INC.

                                          By:/s/A. Alexander Taylor II
                                                -----------------------------
                                          A. Alexander Taylor II
                                          President and Chief Operating Officer